EXHIBIT 10.5

                                 LEASE AGREEMENT


      This Lease Agreement is made this 1 day of February, 1997, by and between Tektronix, Inc., an Oregon corporation having its principal place of business at 26600 S. W. Parkway, Wilsonville, Oregon 97070-1000 ("Landlord"), and Benchmark Electronics, Inc., a Texas corporation having its place of business at 13250 S.W. Karl Braun Drive (Tektronix Building 02), Howard Vollum Park, near Beaverton Oregon ("Tenant").

                                    AGREEMENT

1.    DESCRIPTION.

      1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 51,950 square feet of space located at 13250 S.W. Karl Braun Drive and situated on the first and second floors of Building 02, located at the Howard Vollum Park near Beaverton, Oregon, more particularly described on the attached EXHIBIT A (the "Premises"), together with the appurtenances thereto and 136 unreserved off-street parking spaces situated as shown on the attached EXHIBIT B.


      1.2 ROAD ACCESS. Road access to the Premises is provided by Landlord's privately-owned and maintained roadways located within the Howard Vollum Park. Tenant shall have the right to use these roadways to provide access to the Premises during the term of this Lease (subject to Landlord's once-a-year road closure to prevent prescriptive easements). Landlord reserves the right to relocate the roadways from time to time.

      1.3 SECURITY. Tenant shall comply with all security and safety procedures required by Landlord concerning access to and protection of Landlord's property as it relates to the Premises.

      1.4 QUIET ENJOYMENT. Tenant shall not interfere with other tenants' or occupant's quiet enjoyment of other leased premises located in Building 02.

2. AUTHORIZED USE. The Premises may be used by Tenant for offices and light manufacuring and for any other uses incidental thereto not prohibited by law, ordinance or regulation. Tenant shall at its expense comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Lease term or any part thereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

      Landlord has a smoke-free workplace policy which prohibits smoking by any person in any Tektronix building located in the United States. Smoking on Landlord's property is permitted only outside the building in which the Premises are located, in areas other than main or visitor entrances. Tenant will comply with this policy and will maintain a smoke-free environment in the building in which the Premises are located.

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3. LANDLORD' S WARRANTY. Landlord warrants that it has the lawful right to lease the Premises to Tenant, that the Premises may be used for the purposes authorized by Section 2 above, and that Landlord will defend Tenant's right to quiet enjoyment of the Premises from the claims of all persons arising by or through Landlord during the Lease term and any renewal thereof.


4. CONDITION OF PREMISES. Tenant has inspected the Premises and accepts them in their present "AS IS" condition, except Landlord, at its cost, will provide and enclose a space for Tenant's air compressor equipment in area as shown on EXHIBIT A. Air compressor equipment will be famished and installed by Tenant and Landlord will make the required electrical and mechanical hook-ups. Also, Landlord will provide and install an automatic irrigation system in the lawn area east of Building 02, as shown on EXHIBIT B. Tenant acknowledges that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business.

5. PRIOR LEASE AGREEMENT. The prior lease agreement between Landlord and Tenant dated October 12, 1990, as amended on August 19, 1991, January 31, 1992, January 11, 1993, May 19, 1993, September 13, 1993 and June 17, 1994, is hereby terminated; provided, however, all of Tenant's obligations under the prior lease shall survive such termination.

6. TERM OF LEASE-OCCUPANCY. The term of this Lease shall commence on February 1, 1997 and continue until June 30, 2002. Tenant may terminate this Lease upon twelve (12) months prior written notice to the Landlord at any time during the term of the Lease. Tenant shall promptly pay for the rent and other obligations which accrue through the effective date of the Lease termination.

7. BASIC RENT. During the Lease term, Tenant shall pay to Landlord as basic rent per month the following amount:

      a. Twenty Thousand Four Hundred and Nineteen Dollars ($20,419) from February 1, 1997 to June 30, 1997.

      b. Twenty-Two Thousand Three Hundred and Thirty Four ($22,334) Dollars from July 1, 1997 to June 30, 1999.

      c. Twenty-Three Thousand Five Hundred ($23,500) Dollars from July 1, 1999 to June 30, 2000.

      d. Twenty-Five Thousand ($25,000) Dollars from July 1, 2000 to June 30, 2002.

      The amount of 7b above is based on Tenant paying rent on only one-half of the second floor space until June 30, 1999, at which time rent is assigned to the entire second floor space.

      Rent shall be payable on the first day of each month in advance at the address of Landlord first above written or at such other place as Landlord may indicate by written notice. Rent shall be payable in lawful money of the United States of America without notice or demand and without any deduction, offset, or abatement. Tenant shall pay Landlord, upon demand, interest at the rate of


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twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law) on any delinquent rental payment from the date it was due until it is paid in full. Tenant shall also pay any sales, use, or other like tax applicable with respect to the rental payments whether imposed on Landlord or Tenant.

8. SERVICES AND UTILITIES. Services and utilities shall be provided to the Premises and paid as follows:


                                                PAID BY:         PROVIDED BY:
                                               ----------       --------------
   a.    Electricity for Normal                  Tenant            Landlord
           Mfg./Office Use
   b.    Natural Gas*                            Tenant            Landlord
   c.    Water and Sewer                         Tenant            Landlord
   d.    Janitorial Services                     Tenant             Tenant
   e.    Trash Removal**                         Tenant             Tenant
   f.    Compressed Air***                       Tenant             Tenant
   g.    Fire Extinguishers                      Tenant             Tenant
   h.    Elevator (Maintenance and Permits)      Tenant            Landlord

* Tenant shall pay Northwest Natural Gas directly for metered natural gas usage for its area, plus reimburse Landlord a proportionate share of charges for the natural gas provided on the low pressure gas line based on square feet of Tenant area occupied in relation to area served in the building by the system. This area is comprised of 45,547 square feet of which 24,347 s.f. (53%) is occupied by the Tenant.

**    Tenant shall provide and pay for dumpster(s) for its use.

*** Landlord shall provide compressed air to the Tenant for one month, February 1, 1997 through February 28, 1997 at a rate of $200 per month. As of March 1, 1997, Landlord will discontinue this service and Tenant shall provide its own compressed air system and service. Tenant will thereafter provide compressed air to the adjacent Warehouse Space at no cost to occupants.

      Landlord will provide Tenant an invoice for the services provided to the Premises by Landlord each month which will be payable within thirty (30) days of the invoice date. Reimbursement for electricity, natural gas, and water and sewer shall be based on metered consumption or other mutually agreeable allocation method.


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      Tenant shall reimburse Landlord for any unusual or excessive utility consumption. Tenant shall reimburse Landlord for the applicable services within thirty (30) days of its receipt from Landlord of an invoice for such services.

      Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, or any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to Tenant's property or business, however occurring, through, in connection with, or incidental to failure to furnish any of the foregoing.

9. PAYMENT OF TAXES AND ASSESSMENTS. During the lease term, Landlord shall pay before delinquency all real property taxes and assessments which are assessed or levied against the land or building of which the Premises are a part.

      Tenant shall pay before delinquency all real and personal property taxes on Tenant's inventory, fixtures, equipment and other personal property in or about the Premises. In the event Tenant fails to pay before delinquency any real or personal property tax, Landlord, at its option, may pay the delinquent tax. All such delinquent taxes paid by Landlord, together with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law), shall become immediately due and payable by Tenant to Landlord as additional rent.

10.   MAINTENANCE AND REPAIR.

      10.1 LANDLORD'S OBLIGATIONS. The following shall be the responsibility of Landlord (except where the maintenance or repair is required as a result of the negligence of Tenant or its invitees, in which case, it shall be Tenant's responsibility):

            a. All structural repairs and maintenance which may be reasonably necessary during the term of this Lease, including but not limited to repairs of the foundation, exterior walls, floor columns, and roof, and exterior painting.

            b. Repair and maintenance of sidewalks, driveways, service areas, curbs, parking areas, and landscaping.

            c. Abatement and removal of asbestos containing materials encountered during any remodel of the Tenant Lease space, as necessary to complete the remodel.

            d. Maintenance and repair of the mechanical system, when the repair exceeds $5,000 (on a per occurrence basis).


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      10.2  TENANT'S OBLIGATIONS. The following shall be the responsibility of
            Tenant except where the repair or damage is due to the failure of Landlord to perform its repair or maintenance or repair obligations hereunder:

            a. Maintenance and repair of all Tenant's own equipment and equipment installed by Tenant.

            b. Maintenance and repair of all interior walls, ceilings, doors, windows, floors, and floor coverings of the Premises.

            c. Maintenance and repair of plumbing, electrical and exhaust systems within the Premises.

            d. Maintenance and repair of the mechanical systems within the Premises, except when the repair exceeds $5,000 (on a per occurrence basis).

            e.    Replacement of light bulbs and broken glass on the Premises.

            f. Any interior remodeling or redecorating. Landlord reserves the right to approve all designs and to undertake and perform any construction at Tenant's expense.

      Tenant shall perform all other repairs and maintenance which Landlord is not expressly required hereunder to perform. Landlord, at reasonable times during normal business hours, may enter the Premises for the purpose of inspecting, maintaining, and repairing the same. If Tenant fails or refuses to make repairs which are required by this Section 10.2, Landlord may make the repairs and charge the actual cost of repairs to Tenant. The cost thereof, together with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law), shall become due and payable as additional rent to Landlord upon demand. Except in an emergency creating an immediate risk of personal injury or property damage, Landlord may not perform repairs which are the obligation of Tenant and charge Tenant for the resulting expense unless at least thirty (30) days before work is commenced, Tenant is given notice in writing outlining the repairs required and Tenant fails within that time to initiate such repairs in good faith.

11. EXPANSION OPTION. The Tenant shall have the right to lease an additional 3,384 square feet of space on Level 1 of the building as designated on EXHIBIT A ("Expansion Space"). All of the terms of this Lease shall apply to the rental of the Level 1 Expansion Space except for the terms and conditions below, and the Level 1 Expansion Space shall be considered part of the Premises when Tenant properly exercises this option:

            a. Beginning February 1, 1997, Tenant shall have a period of one year until January 31, 1998, to exercise this option, otherwise this option will expire. Also, the option will expire if Landlord offers the Expansion Space to a third


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                  party under Section 12 and Tenant does not exercise its
                  right to lease the space.

            b. Tenant shall provide ninety (90) days prior written notice to Landlord of its intent to lease Expansion Space.

            c. The basic rent for the Expansion space shall be .45(cent) per square foot per month.

            d. The Expansion Space is provided "As-Is." It will be the responsibility of the Tenant to provide any fencing or separation as required to demise the space.

12. FIRST RIGHT OF REFUSAL. If Landlord decides to offer approximately 24,000 square feet of space adjacent to the Premises, designated on EXHIBIT A ("Warehouse Space" and "Expansion Space"), or any portion thereof , for lease to any third party, Landlord will notify Tenant in writing of its intent. Tenant will have ten (10) days from the date of notification to respond to Landlord in writing if Tenant intends to match the lease rate received and lease the portion of the Warehouse Space and Expansion Space for which the offer is tendered. If Tenant fails to notify Landlord within ten (10) days of its intent to occupy, or if final agreement concerning the base rental rate and Tenant's improvement allowance (if any) have not been reached by the parties within 20 days after the date of Landlord's notice to Tenant, Tenant's rights under this paragraph shall automatically terminate and Landlord shall be free to lease the Warehouse and Expansion Space to third parties without further notice to the Tenant. Landlord shall have the right to occupy the Warehouse Space, and any portion therof, for its own or any affiliates use at any time without notification to the Tenant.

13. TELEPHONE SERVICE. Tenant shall provide its own telephone service. Landlord reserves the right to approve all design, location, routing, and installation of telephone lines within Building 02.

14. TENANT'S COVENANTS. Tenant shall pay the rent at the times and in the manner aforesaid, and at expiration of the term or any renewal thereof, or upon earlier termination due to a default of the agreement by the Tenant, shall yield up peacefully to Landlord the Premises in as good order and repair as when delivered to Tenant, ordinary wear and tear excepted. Tenant agrees to maintain the Premises in a clean, attractive, and sanitary condition and not to make any alterations, improvements, or additions to the Premises without having obtained Landlord's prior approval, which approval shall not be unreasonably withheld. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the termination of the Lease and to restore the Premises to its original condition. Any permanent improvements made to the Premises shall become part of the real property at Landlord's option. Tenant shall keep the Premises free from all mechanics'and materialmen's liens in connection with any alterations, improvements or additions to the Premises. At the termination of this Lease or any renewal thereof, Tenant shall remove all trade fixtures, shelving, machinery, and equipment owned or installed by Tenant, and Tenant agrees to pay for repair of any damage to the Premises that may be caused by the removal of such trade fixtures, shelving, machinery, and equipment.


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15. SIGN. Tenant shall have the right to display its name and trademark on signs on or about the building leased hereunder subject, however, to Landlord's prior approval of its design and location, as well as the approval of all governmental agencies having jurisdiction.

16. CASUALTY INSURANCE. During the Lease term, Landlord shall maintain in full force a policy or policies of fire insurance with extended coverage to the extent of one hundred percent (100%) of the replacement cost of the building leased hereunder, subject to a $500,000 deductible. Should the particular use of the Premises by Tenant cause an increase in Landlord's insurance costs, Tenant shall pay the amount of the increase as additional rent. Tenant shall obtain and maintain fire insurance with extended coverage on all of its personal property located within the Premises at one hundred percent (100%) of replacement value.

17. WAIVER OF SUBROGATION. The parties shall obtain from their respective insurance carriers waivers of subrogation against the other party, agents, employees and, as to Tenant, invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement to the extent such loss or damage is covered by such insurance at the time of the loss or damage.

18. PUBLIC LIABILITY INSURANCE. During the term of this lease, Tenant shall obtain, and keep in force for the mutual benefit of Landlord and Tenant, commercial general liability insurance against claims for bodily injury, death, and property damage occurring in, on or about the Premises in at least the following minimum amounts:

      Each occurrence:  $1,000,000

Tenant shall provide Landlord a certificate of insurance with Landlord named as an Additional Insured.

19. HOLD HARMLESS AND INDEMNIFY. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or from the conduct of its business, or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any act or omission of Tenant or any of its agents, contractors, employees, or invitees, and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon. Tenant's obligations under this Section 19 shall survive the termination of this Lease.

20.   DAMAGE AND DESTRUCTION.

      20.1 If the building of which the Premises are a part is less than fifty percent (50%) damaged or destroyed, the property shall be repaired as follows:


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            a.    To the extent the damage is covered by Landlord's fire
                  insurance policy, repairs shall be at the expense of Landlord, whether or not the damage occurred as a result of negligence or willful misconduct on the part of Tenant, its employees, agents, contractors or invitees.

            b. To the extent that the damage is not covered by Landlord's fire insurance policy, repairs shall be at the expense of the Landlord, unless the damage was the result of the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees, in which case, Tenant shall have the obligation to perform such repairs.

            c. In any event, repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of the party responsible. Rent shall be abated to the extent the Premises are untenantable subsequent to the damage and during the period of repair, except when damage occurs because of the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees.

      20.2 If the building of which the Premises are a part is fifty percent (50%) or more destroyed, the parties shall proceed as follows:

            a. Landlord may elect to terminate the Lease as of the date of damage or destruction by notice given to Tenant in writing not more than thirty (30) days following such date. In such event, all rights and obligations of the parties shall cease as of the date of termination and Tenant shall be entitled to the reimbursement of any prepaid rent or other amounts paid by Tenant and attributable to the anticipated term subsequent to termination date.

            b. In absence of an election under Subsection a. above, Landlord shall proceed to restore Premises to substantially the same form as prior to damage or destruction so as to provide for Tenant usable space equivalent in quantity and character to that before damage. Work shall be commenced as soon as reasonably possible, and thereafter shall proceed without interruption, except for work stoppages on account of labor disputes and matters not under control of Landlord. To the extent the damage is covered by Landlord's fire insurance policy, the restoration shall be at the expense of Landlord, whether or not the damage occurred as a result of negligence or willful misconduct on the part of Tenant, its employees, agents, contractors, or invitees. To the extent the damage is not covered by Landlord's fire insurance policy, restoration shall be at the expense of Landlord, unless the damage was the result of the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees, in which case, Tenant shall have the obligation to restore.


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            c.    In either event, rent shall be abated from the date of damage or destruction, except when the damage or destruction occurs because of the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees, and Landlord elects to rebuild.

      20.3 With respect to the deductible amount under Landlord's fire insurance policy and any repairs or restoration required under Subsections 20.1 or 20.2 above, the repairs or restoration to which the deductible would apply shall be at the expense of Landlord, unless the damage was the result of the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, in which case, Tenant shall have the obligation to repair or restore.

21.   CONDEMNATION.

      21.1 If a portion of the Premises is condemned and Subsection 21.2 below does not apply, the Lease shall continue on the following terms:

            a. Landlord shall be entitled to all of the proceeds of condemnation and Tenant shall have no claim against Landlord as a result of condemnation.

            b. Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Landlord may, but shall not be required to, perform alterations prior to the actual taking after the portion to be taken has been finally determined. Rent shall be abated to the extent Premises are untenantable during period of alteration and repair.

            c. After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the property in anticipation of taking, the rent shall be reduced commensurately with the reduction in value of the Premises as an economic unit on account of the partial taking.

            d. If a portion of the Landlord's property not included in the Premises is taken and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of a change in grade of the adjacent streets, or other activity by a public body not involving a physical taking of any portion of the land, this shall be regarded as a partial condemnation to which Subsections a. and
                  c. apply, and the rent shall be reduced to the extent of diminution of value of the Premises as though a portion had been physically taken.


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      21.2  If a condemning authority takes all the Premises or a portion sufficient to render the remaining Premises reasonably unsuitable for the use which Tenant was then making of the Premises, the Lease shall terminate as of the date title vests in the condemning authorities. Landlord shall be entitled to all the proceeds of condemnation and Tenant shall have no claim against Landlord as a result of the condemnation and Tenant shall have no claim against Landlord as a result of the condemnation.

      21.3 Sale of all or part of the Premises to a purchaser with power of eminent domain in the face of a bona fide threat of the exercise of such power shall be treated as a taking by condemnation.

      21.4 Tenant reserves all rights it may have against the condemning authority in any condemnation action, including but not limited to damages for damage to Tenant's business or for damage to Tenant's trade fixtures and removable personal property.

22. ASSIGNMENT AND SUBLETTING. This Lease may not be assigned nor the Premises sublet by Tenant without the prior written consent of Landlord; such consent shall not be unreasonably withheld. Regardless of Landlord's consent, no subletting or assignment shall release Tenant from its obligations under this Lease.

23. ASSIGNMENT OF LEASE AS SECURITY. Tenant agrees that if this Lease is assigned as additional security for any mortgage or deed of trust of Landlord, and Tenant is furnished with notice thereof, including the name and address of the mortgagee or trustee, then Tenant shall not terminate this Lease because of a default by the Landlord without first notifying the mortgagee or trustee, specifying the default in reasonable detail, and affording the mortgagee or trustee a reasonable opportunity to make performance on behalf of Landlord.

24. TIME OF ESSENCE. Time is of the essence with respect to Tenant's and Landlord's performance under this Lease.

25. LANDLORD'S ACCESS. Landlord and its agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting same, showing same to prospective tenants, purchasers, or lenders, and making sure alterations, repairs, improvements, or additions to the Premises as Landlord may deem necessary or desirable including maintenance and alterations to the building telephone equipment that is located within the Premises. Landlord may at any time place on or about the Premises any ordinary "For Sale or Lease" signs without rebate of rent or liability to Tenant.

26. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other persons in or about the Premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors and invitees; whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage,


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obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever; and whether said damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant.

27. LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after thirty (30) days'prior written notice to Tenant. All of Landlord's expenditures to correct the default shall be additional rent and shall be reimbursed by Tenant on demand with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law) from the date of expenditure by Landlord until payment by Tenant.

28. DEFAULT. The following shall be events of default:

      a. DEFAULT IN RENT. Failure of Tenant to pay any basic rent or additional rent required hereunder when due and such failure continues for at least ten (10) days.

      b. DEFAULT IN OTHER COVENANTS. Failuxe of Tenant to comply with any term or condition, or fulfill any obligation of the Lease (other than payment of basic rent or additional rent) within thirty (30) days after receipt of written notice from Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the thirty (30) day period, this provision shall be complied with if Tenant begins correction of the default within the thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

      c. INSOLVENCY. An assignment by Tenant for benefit of creditors; filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt, or appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within sixty (60) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days.

      d. ABANDONMENT. The abandonment of the Premises by Tenant.

29. REMEDIES OF LANDLORD FOR BREACH BY TENANT. Upon the occurrence of an event of default, Landlord at its option and in addition to any other rights and remedies it may have may pursue any one or more of the following courses of action:

      a TERMINATION. The Lease may be terminated at the option of Landlord by notice in writing to Tenant. If the Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If the


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            Lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may reenter, take possession of the Premises and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages.

      b. RELETTING. Following re-entry or abandonment, Landlord may relet the Premises, and in that connection, may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the Lease, or which Landlord may reasonably consider injurious to Premises, or to any tenant which Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

      c. DAMAGES. In the event of termination on default, Landlord shall be entitled to recover immediately without waiting until the due date of any future rent or the date fixed for expiration of the Lease term, the following amounts as damages:

            (1) All unpaid rent (together with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law) from the date due until the date paid) accruing from the date due until the earlier of the date of trial or award or until the date a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

            (2) The reasonable costs of re-entry and reletting, including without limitation the cost of any clean-up, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's failure to quit the Premises upon termination and to leave them in the required condition, any remodeling costs, reasonable attorney fees, court costs, broker commissions, and advertising costs.

            (3) Any excess of the value of rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

      d. RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease term, and no action for damages shall bar a later action for damages subsequently accruing.

      e. REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to, and shall not exclude, any other remedy available to Landlord under applicable law.

30. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title of the land on which the Premises are situated. In the event of any transfer of such title, Landlord herein named (and, in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations thereafter to be performed, provided that any security deposit in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

31. HAZARDOUS MATERIALS. For purposes of this Lease, Hazardous Material means any material or substance which may pose a present or future threat to human health or the environment, including Hazardous Waste as that term is used in the Resources Conservation and Recovery Act (42 USC 6901 et seq.) and Hazardous Substances as that term is used in the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.). Tenant warrants and represents that the only Hazardous Material it intends to use, store, generate, release, deposit, or emit in connection with its use of the Premises are those listed on the attached Exhibit E.

      Tenant shall not use, store, generate, release, deposit, or emit any additional Hazardous Material in connection with its use of the Premises, nor shall Tenant increase the volume or change the manner of use, storage, generation, release, deposit, or emission of any Hazardous Material that has previously been approved by Landlord, without prior written notification to Landlord and Landlord's written approval of the change. Such notification shall inform Landlord about the proposed change, its environmental significance, the classification of any additional waste, and precautions to be taken by Tenant with regard to the additional Hazardous Material or the increase or change in use, storage, generation, release, or deposit. Landlord reserves the right, in its sole discretion, to request additional information and to withhold its approval.

      Tenant shall comply with all laws governing the use, storage, generation, release, deposit, or emission of Hazardous Material in connection with its use of the Premises.

      Tenant shall indemnify, defend (with counsel satisfactory to Landlord), and hold harmless Landlord, its present and future officers, directors, employees, contractors, and agents from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, costs, and expenses incidental thereto, including the cost of defense, settlement, and reasonable attorneys' fees, which any or all of them may hereafter suffer, incur, be responsible for, or pay out as a result of bodily injuries (including death) to any person, damage (including loss of use) to any property (public or private), contamination or other adverse effects on the environment, or any violation or alleged violation of any statute, ordinance, order, rule, or regulation of any governmental entity or agency to the extent caused by, arising out of, or connected with the presence of any Hazardous Material on the Premises, which Hazardous Material is on the Premises as a result of the act or omission of

Tenant, its officers, employees, agents, contractors, or invitees. Tenant's obligations under this Section 31 shall survive any termination of the Lease.

32. EMERGENCY RESPONSE. Tenant shall be required to become familiar with Landlord's emergency response procedures and notification process effective in Building 02. A complete description of Tektronix' procedures and evacuation maps shall be obtained by Tenant from Landlord. These procedures, contact persons, and maps may be changed from time to time. In the event of an emergency within Building 02, the following procedures should be followed by Tenant:

      32.1  TYPES OF EMERGENCIES AND PROCEDURES TO BE FOLLOWED.

            32.1.1 SPRINKLER FLOW ALARM. This alarm is caused by a flow in the sprinkler system and triggers an alarm with Tektronix Security. When the alarm is triggered, Tektronix Security will immediately contact the Fire Department and the Tektronix Emergency Response Team (the "ER Team"). If the Tenant determines there is any danger to employees, Tenant should instruct its employees to evacuate the building immediately and proceed to a designated assembly point. A management representative for Tenant should report to the Building Command Post. If Tenant becomes aware that the sprinkler flow alarm has been triggered because of a broken sprinkler head or pipe, Tenant shall call 627-3333 immediately to report the problem.

            32.1.2 FIRE CALL-IN. In the event of a fire, Tenant shall call 627-3333 immediately. Tektronix Security will immediately contact the Fire Department and the ER Team. Tenant shall follow the evacuation procedures described above.

            32.1.3 BUILDING EVACUATION ALARM. Building 02 has an evacuation alarm system that can be activated by pulling one of the alarm stations which are located throughout the building. Anyone activating the alarm should call 627-3333 immediately to report the problem. The evacuation alarm is also triggered automatically by sprinkler water flow detectors. The same procedures for evacuating the building and reporting to the Command Post should be followed as outlined for the sprinkler flow alarm. The ER Team will determine the cause of the alarm, take appropriate actions, and restore the alarm system.

            32.1.4 MEDICAL EMERGENCY. In case of a medical emergency, Tenant should call 911 immediately to report the problem.

      32.2 TENANT RESI2ONSIBILITIES. As part of Building 02's emergency plan, the following actions are expected of Tenant to help protect life, environment, and property:

            32.2.1 EMERGENCY PLAN. Tenant shall prepare an emergency plan covering the desired actions of its employees for all types of emergencies. This plan shall be consistent with Tektronix emergency plans for Building 02.

            32.2.2 MANAGEMENT REPRESENTATIVES. Tenant shall designate management representatives to report to the Building Command Post in the event of an emergency. These individuals shall be knowledgeable of Building 02 emergency procedures and shall have the authority to make decisions regarding Tenant's operations, property, and personnel,

            32.2.3 BUILDING 02 COMMAND POST. Tenant shall know the location of the Building 02 Command Post and shall have a designated management representative report to the Command Post in an emergency. This is the point of initial response for the Fire Department, Tektronix ER Team, and other emergency services.

            32.2.4 TRAINING. Tenant shall provide appropriate emergency procedure training for its employees, including:

                  a) Informing Tenant's employees, contractors, agents, etc. of the actions required in all types of emergencies;

                  b) Posting emergency numbers, designated assembly areas, the Building 02 Command Post; and

                  c) Coordinating emergency system test with Tektronix Security and Building 02 tenants.

32.3 TEKTRONIX EMERGENCY RESPONSE TEAM. Tektronix has formed the ER Team to respond to emergencies on the Beaverton campus. The ER Team is currently comprised of members who are trained for various types of emergencies, building system operations, incident command, first-aid, and CPR. In an emergency, the ER Team reports to the emergency Command Post, sets up communications, and takes whichever actions are deemed appropriate under the circumstances, including calling in back-up support. Although the ER Team's purpose is to assist in emergencies, it is not required to respond in all instances or to provide all of the services outlined above. These services will be provided to Tenant without charge (except for repair or cleanup of damage resulting from Tenant's actions). In the event the ER Team responds to an emergency, neither Tektronix nor its employees will be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with ER Team activities. Tektronix and its employees shall not be liable for injury to persons unless the injury results from Tektronix' gross negligence or willful misconduct. Tenant will defend, indemnify, and hold Tektronix and its employees harmless from any and all such excluded claims by employees of Tenant. The ER Team or ER Team services to Building 02 may also be terminated by Tektronix at any time and for any reason.

33. ATTORNEYS' FEES. In the event any suit, action, or proceeding is brought by either party to establish, obtain, or enforce any right under this Lease, or for recovery of any amount due hereunder, or for breach of any covenant, term, or condition hereof, or for any matter in any way arising from the execution of this Lease, the prevailing party in such suit, action, or proceeding, including an appeal to an appellate court arising therefrom, shall be entitled to recover reasonable attorneys' fees in addition to costs and disbursements.

34. NOTICES. All notices required or permitted by law or by this Lease to be given to Tenant or to Landlord shall be given by depositing the same in registered or certified U.S. mail, postage prepaid and addressed as follows:

      For Landlord:     The Secretary
                        Tektronix, Inc.
                        P.O. Box 1000, M/S 63-LAW
                        Wilsonville, Oregon 97070-1000


      For Tenant:       Benchmark Electronics, Inc.
                        802 West Brazos Park Drive
                        Clute, Texas 77531
                        Attention: President

or to such other place as either party at any time may designate by written notice to the other party.

35. HOLDING OVER. In the event the Tenant holds over after the termination of this Lease or any renewal thereof, thereafter, the tenancy shall be from month-to-month on the terms and conditions of this Lease at one hundred twenty-five percent (125%) of the then monthly rental rate, in the absence of a written agreement to the contrary. Landlord may terminate any holdover tenancy on ten (10) days'prior written notice. Tenant waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy. All options and rights of first refusal, if any, shall be deemed terminated and be of no force and effect during the month-tomonth tenancy.

36. BENEFITS CUMULATIVE. Each and every one of the rights, remedies, and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law.

37. WAIVERS. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future.

38. LEGALLY BINDING. This lease shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

39. CHOICE OF LAW. This Lease shall be governed by the laws of the State of Oregon.

40. SECTION HEADINGS. Section headings are inserted in this Lease for convenience only and are not to be construed as restricting the meaning of the Section to which they refer.

41. ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto embody the entire agreement of the parties with regard to the subject matter of this Lease. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, between the parties to it and may not be amended except in a writing signed by the party affected by the change.

42. REAL ESTATE COMMISSION. Landlord and Tenant each represent to the other that no finder, broker, or agent has been involved in this transaction. Each party agrees to defend, hold harmless, and indemnify the other party from and against any and all claims, demands, and payments of any such fee or commission by persons claiming by, through, or under such party.

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the date first written above.



LANDLORD:                                 TENANT:
TEKTRONIX, INC.                           BENCHMARK ELECTRONICS, INC.


By: /s/ JOHN P. KARALIS                   By: /s/ DONALD E. NIGBOR
        John P. Karalis                           Donald E. Nigbor

Title: SENIOR VICE PRESIDENT              Title:  PRESIDENT

                                  EXHIBIT LIST

            Exhibit A - Premises Description
            Exhibit B - Parking Area
            Exhibit C - None
            Exhibit D - None
            Exhibit E - Hazardous Material List

                                    EXHIBIT A

                              PREMISES DESCRIPTION



                             Map of Leased Premises

                                    EXHIBIT B

                                  PARKING AREA



                               Map of Parking Area

                                    EXHIBIT E

                             HAZARDOUS MATERIAL LIST

            Normal materials commonly used in electronics assembly operations, Solder, Flux, Alcohol, Adhesives, Conformal Coating, Lubricants and Cleaning Agents.